EXHIBIT 3(b)



                                    BY-LAWS
                                       OF
                                 SIGCORP, INC.
                      AS AMENDED THROUGH FEBRUARY 21, 1995



                                   ARTICLE I

                              LOCATION OF OFFICES

     Section 1. Principal Office. The principal office of the corporation shall be at 20-24 N.W. Fourth Street, Evansville, Vanderburgh County, Indiana.

     Section 2. Other Offices. The corporation may have and maintain such other offices as the Board of Directors may deem expedient.


                                   ARTICLE II

                                 CORPORATE SEAL

     The corporation shall have a corporate seal with the name of the corporation and the words "Evansville, Indiana" inscribed about a circle and in other respects shall be in such form and device as the Board of Directors may determine. The Board of Directors may change the form, device and inscription on the seal at pleasure.


                                  ARTICLE III

                                  FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December of each year.


                                   ARTICLE IV

                             SHAREHOLDERS' MEETINGS

     Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the corporation, except such meetings as the Board of Directors by resolution determine shall be held elsewhere, in which case meetings may be held upon notice, as hereinafter provided, at such place or places within or without the State of Indiana as the Board of Directors may determine.

     Section 2. Annual Meeting. The annual meeting of the shareholders shall be held at 3:00 o'clock P.M. on the fourth Tuesday of April in each year, or on such other date or time as may be fixed by the Board of Directors and stated in the notice of the meeting, provided such annual meeting shall be held in any event within five (5) months after the close of the fiscal year of the corporation for the election of Directors and the transaction of such other business as may properly come before the meeting.

     Section 3. Special Meetings. Except as otherwise required by law and subject to the rights of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, a special meeting of the shareholders of the corporation may be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, or by the Secretary upon the request in writing of the holders of not less than seventy percent (70%) of the voting stock of the corporation.

     Section 4. Notices. At least ten (10) days before any meeting of shareholders written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting or when required by law or by the Restated Articles of Incorporation, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting to each shareholder of record entitled by law, these By-Laws or the Restated Articles of Incorporation to vote at such




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meeting, at such address as appears on the records of the corporation. Notice of any shareholders' meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice of such meeting. No notice of the holding of an adjourned meeting shall be necessary. Each shareholder who has, in the manner above provided, waived notice of a shareholders' meeting or who personally attends a shareholders' meeting or is represented thereat by a proxy authorized to appear by an instrument of proxy complying with the requirements above set forth, shall be conclusively presumed to have been given due notice of such meeting.

     Section 5. Quorum. Subject to the provisions of the Restated Articles of Incorporation, at any meeting of the shareholders one-third (1/3) of the shares of the outstanding voting stock represented in person or by proxy shall constitute a quorum for the transaction of business, but a lesser number may convene and adjourn.

     Section 6. Voting. Shareholders entitled by law, these By-Laws or the Restated Articles of Incorporation to vote at any meeting of shareholders may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein. At all meetings of the shareholders the holders of shares of the capital stock of the corporation shall be entitled to vote the shares of such stock standing in his name on the books of the corporation, to the extent, if any, specified in the Restated Articles of Incorporation, upon all questions; and a majority of the votes cast at any such meeting shall be sufficient for the adoption or rejection of any question presented unless otherwise provided by law or by the Restated Articles of Incorporation. No shareholder shall have cumulative voting rights in connection with the election of Directors.

     No share shall be voted at any meeting:

     (1) Upon which any installment is due and unpaid, or

     (2) Which belongs to the corporation.

     For the purpose of determining shareholders entitled to vote at any meeting of the shareholders or any adjournment thereof, only those shareholders who are shareholders of record on the record date fixed by the Board of Directors or as provided in Article XI, Section 2 hereof, shall be entitled to vote. Any shareholder acquiring title to shares of stock after said record date shall, upon written request to the shareholder of record, be entitled to receive a proxy from such shareholder with power of substitution to vote such stock.

     Shares standing in the name of a corporation (other than SIGCORP, Inc.) may be voted by such officers, agents or proxy as the Board of Directors of such corporation may appoint. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of any such direction or the inability of the fiduciaries to act in accordance therewith, shares held jointly by three (3) or more fiduciaries shall be voted in accordance with the will of the majority. Where the fiduciaries or a majority of them cannot agree or where they are equally divided upon the questions of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries or by any party in interest, direct the voting of such shares as it may deem for the best interests of the beneficiaries and such shares shall be voted in accordance with such direction. Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the shareholder pledging the same until the shares have been transferred to the pledgee on the books of the corporation and thereafter they may be voted by the pledgee.

     Section 7. Voting Lists. At least five (5) days before each election of Directors, the officer or agent having charge of the stock transfer books shall make a complete list of the shareholders, arranged in alphabetical order, with the address and number of shares and votes held by each, which list shall be on file at the principal office of the company and subject to inspection by any shareholder. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any shareholder during the holding of such election. The original stock register or transfer books, or duplicates thereof kept in the State of Indiana, shall be the only evidence as to who are the shareholders entitled to examine such list or the stock ledger or transfer book or to vote at any meeting of the shareholders.





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                                   ARTICLE V

                                   DIRECTORS

     Section 1. Number. The Board of Directors of this corporation shall consist of ten (10) members.

     Section 2. Classes. The Board of Directors shall be and is divided into three (3) Classes--Class I, Class II and Class III--which will be as nearly equal in number as possible. No Class shall include less than three (3) Directors.

     Section 3. Election. At the annual meeting of shareholders immediately after the members of the Board of Directors are initially divided into the above described Classes by appropriate amendment of the Restated Articles of Incorporation of the corporation, those Directors who are assigned to Class I shall be elected for one-year terms, those assigned to Class II shall be elected for two-year terms and those assigned to Class III shall be elected for three-year terms. At each succeeding annual meeting of the shareholders, an election of Directors of the corporation shall be held for the Class of Directors whose terms of office expire at such time. In the event of a failure to hold an annual meeting of the shareholders or to conduct an election of Directors at any annual meeting of shareholders which is held, the Directors to be elected at such meeting may be elected at any special meeting of the shareholders called for that purpose. At any election of Directors, the Chairman of the Board, if presiding, or the Chief Executive Officer, if other than the Chairman of the Board, may appoint inspectors or judges who shall report to the meeting upon the validity of all proxies received, count the votes cast and make a report thereof at such meeting.

     Section 4. Term of Office, Qualification and Retirement.

     A. With Respect to Each Director Elected Prior to May 1, 1995, except for each initial Director in Class I and Class II who shall serve for the respective terms designated in the preceding Section 3, each such Director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such Director was elected; provided, however, that any Director who arrives at the age of seventy-two (72) years (age of seventy
(70) years if such Director was born on or after January 1, 1934) shall tender his resignation to become effective at the end of the calendar year prior to the year of expiration of the term during which the Director attains his seventy-second (72nd) birthday (seventieth (70th) birthday if such Director was born on or after January 1, 1934), and his successor shall be chosen in accordance with the provisions of Section 5 of this Article V.

     B. With Respect to Each Director Elected After May 1, 1995, each such Director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such Director was elected; provided, however, that any such Director who arrives at the age of seventy (70) years during his elected term shall tender his resignation to become effective at the end of the calendar year during which he attains his seventieth (70th) birthday, and his successor shall be chosen in accordance with the provisions of
Section 5 of this Article V.

     C. By invitation of the Board of Directors, board members who have held the position of Chairman of the Board or Chief Executive Officer of the Company may, upon retirement from the Board of Directors, be elected, on an annual basis, to serve in the capacity of an advisory board member. Advisory board members are entitled to receive the annual stipend portion of the regularly established directors compensation then in effect pursuant to Section 7 of this Article V; however, they shall not enjoy voting privileges. Furthermore, advisory board members shall not receive regular committee assignments, but may, from time to time, be called for committee service for which they will be compensated at the established per meeting fee.

     Section 5. Vacancies. Each Director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through the death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the remaining Directors of all Classes of the Board of Directors or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose. A Director so elected to fill a vacancy shall serve for the remainder of the then-present term of office of the Class to which such Director was elected.

     Section 6. Removal. Any Director, or the entire Board of Directors, may be removed; provided, however, that such removal must be for cause and must be approved in accordance with provisions of this Section 6. Removal for cause must be approved by at least seventy percent (70%) of the combined voting power of the outstanding shares of stock of the corporation then entitled to be voted at an election for that Director, voting together as a single Class, and the action for removal must be brought within three (3) years of the occurrence of such cause.





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     Section 7. Compensation.  The Directors shall receive such compensation for their service as Directors and as members of any committee appointed by the Board as may be prescribed by the Board of Directors. The Directors shall also be reimbursed for ordinary and reasonable expenses incurred in the performance of their duties. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE VI

                              DIRECTORS' MEETINGS

     Section 1. Regular Meetings. Regular meetings of the Board of Directors shall be held at the principal office of the corporation on the third Tuesday of each month at 10:00 o'clock A.M., or on such other day of the month, time of the day or place, within or without the State, as the Board of Directors may designate.

     Section 2. Special Meetings. Special meetings of the Board of Directors may be held at any time at the principal office of the corporation or elsewhere within or without the State as shall be specified in the notice of such meeting.

     The Secretary shall call a special meeting whenever and wherever so requested by the Chairman of the Board, the Chief Executive Officer or any three
(3) Directors.

     Section 3. Organization Meeting. Immediately following the meeting of the shareholders at which the members of any Class of Directors are elected, the members of all Classes of the Board of Directors shall meet and organize and transact such other business as may properly be presented at such meeting.

     Section 4. Notice. No notice shall be required for a regular meeting of the Board of Directors or of an adjourned meeting. A reasonable notice of special meetings, in writing or otherwise, shall be given to each Director or sent to his residence or place of business. Notice of a special meeting shall specify the time and place of holding the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting of the Board of Directors. No notice shall be required to be given to any Director who signs a written waiver of notice before the meeting, at the time of the meeting or at any time thereafter.

     Section 5. Quorum. At all meetings of the Board of Directors a majority of the whole Board shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, but a lesser number may convene and adjourn.

     Section 6. Voting. All questions coming before any meeting of the Board of Directors for action shall be decided by a majority vote of all Classes of the Board of Directors present at such meeting unless otherwise provided by law, the Restated Articles of Incorporation or the other provisions of these By-Laws.


                                  ARTICLE VII

                              EXECUTIVE COMMITTEE

     Section 1. Number, Qualification, Appointment, Alternates. The Board of Directors shall appoint not less than two (2) Directors who, together with the Chairman of the Board and the Chief Executive Officer (if other than the Chairman), shall constitute the Executive Committee. The Board of Directors in its discretion may also appoint one (1) or more Directors as alternate members of the Executive Committee to serve in place of any regular member of the Executive Committee (other than the Chairman of the Board or the Chief Executive Officer) during any period of time when such regular member is unavailable as a member of the Executive Committee on account of illness, absence or otherwise. The Chief Executive Officer of the corporation shall serve as Chairman of the Executive Committee.

     Section 2. Powers and Duties. The Executive Committee shall have and exercise all the authority of the entire Board of Directors when the Board is not in session with respect to all matters except the following:

          (1) Amending the Restated Articles of Incorporation;

          (2) Adopting an Agreement or a Plan of Merger, Consolidation or other "Business Combination" as that term is defined in Article VIII of the Restated Articles of Incorporation;




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          (3) Proposing a special corporate transaction such as the sale, lease, exchange, mortgage, pledge or disposition of all fixed assets of the corporation; or

          (4) Terminating, winding up and/or changing the nature of the corporation's business.

     Section 3. Term of Office. The members of the Executive Committee shall hold office from the date of their appointment until the next succeeding organization meeting of the Directors, provided that the Board of Directors shall at all times have the power to remove any member of the Executive Committee.

     Section 4. Vacancies. Any vacancy or vacancies in the Executive Committee arising from any cause shall be filled by the remaining Directors.

     Section 5. Fees. Members of the Executive Committee, as such, shall not receive any stated salary for their services, but expenses of attendance, if any, and a fee in such an amount as may be determined by the Board of Directors from time to time shall be paid for attendance at each Executive Committee meeting.

     Section 6. Meetings. The Executive Committee shall meet at such times and places as the Chairman of the Board or Chief Executive Officer or a majority of the Committee members may designate, provided that reasonable notice of such meeting shall be given each member. A majority of the Executive Committee shall constitute a quorum for the transaction of all business.

     Section 7. Minutes. The Executive Committee shall keep minutes of all its meetings which shall be recorded in the minute book of the corporation and shall be promptly submitted to the Board of Directors for approval.


                                  ARTICLE VIII

                                AUDIT COMMITTEE

     The Board of Directors shall appoint an Audit Committee consisting of not less than three (3) nor more than five (5) members of the Board of Directors, none of whom shall be an officer of the corporation. Each member of the Audit Committee shall receive a fee fixed by the Board of Directors for attendance at each meeting of the Audit Committee.


                                   ARTICLE IX

                                    OFFICERS

     Section 1. Titles. The mandatory officers of the corporation shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer. In addition, the Chairman of the Board or the President shall be elected by the Board of Directors to be Chief Executive Officer of the corporation. In the event of a vacancy in the office of Chief Executive Officer, or the absence or disability of the officer serving in such capacity, then the other officer eligible to be elected to such office (if not one and the same person) shall perform the duties of Chief Executive Officer. The Board of Directors may elect, at the request of the Chief Executive Officer, one (1) or more Executive Vice-Presidents, one (1) or more Senior Vice-Presidents, one (1) or more Vice-Presidents, one (1) Controller, one (1) or more Assistant Controllers, one
(1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, Assistant or Assistants to the President or any Executive Vice-President or Vice-President.

     The Board of Directors may designate the President or any Vice-President as the Chief Operating Officer of the Corporation and may designate any Vice-President or the Secretary or the Treasurer as the Chief Financial Officer of the Corporation.

     Section 2. Qualifications of the Chairman of the Board and President. The Chairman of the Board and the President shall be chosen from among the members of the Board of Directors.

     Section 3. Election of Officers. The mandatory officers of the corporation shall be elected annually at the organization meeting of the Board of Directors. Any other officers not so elected at such meeting may be elected subsequently at any regular or special meeting of the Board.

     Section 4. Term of Office Qualification and Retirement. All officers shall serve at the pleasure of the Board and shall hold office from the date of their election until the next succeeding annual organization meeting of the Board of Directors or until their successors are elected and shall qualify; provided,





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however,  that any officer shall tender his  resignation to become  effective at the end of the calendar month during which the officer  attains his  sixty-fifth
(65th) birthday.

     Section 5. Vacancies. Any vacancy or vacancies among the officers arising from any cause may be filled by the Board of Directors.

     Section 6. Compensation of Officers. The Board of Directors shall fix the compensation of the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and the Chairman of the Board, when said Chairman is also serving as an active employee of the Company. The compensation of all other officers shall be fixed by the Chief Executive Officer.

     Section 7. Combining Offices. Any two (2) or more offices may be held by the same person except that the duties of President and Secretary shall not be performed by the same person.


                                   ARTICLE X

                  POWERS AND DUTIES OF DIRECTORS AND OFFICERS

     Section 1. Directors. The business and affairs of the corporation shall be managed by the Board of Directors, except where specifically excepted by law, the Restated Articles of Incorporation or the other provisions of these By-Laws.

     Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of shareholders and shall in general perform all duties incident to the office of Chairman of the Board and such other duties as may be assigned to him from time to time by the Board of Directors. The Chairman of the Board when acting as the Chief Executive Officer shall also exercise the duties set forth in Section 3 of this
Article X.

     Section 3. Chief Executive Officer. The Chief Executive Officer of the corporation shall have the general control and management of its business and affairs subject to the control of the Board of Directors.

     Section 4. President. The President shall perform all duties as may be assigned to him from time to time by the Chief Executive Officer (if other than the President) or by the Board of Directors. The President when acting as the Chief Executive Officer of the corporation shall also exercise the duties set forth in Section 3 of this Article X.

     Section 5. Vice-Presidents. The Executive, Senior or other Vice-Presidents shall have such responsibilities and perform such duties as may be respectively assigned to them from time to time by the Board of Directors, the Executive Committee or the Chief Executive Officer. In the absence or disability of the President, an Executive Vice-President or a Senior Vice-President may be designated by the Board of Directors or Executive Committee to perform and exercise all of the powers of the President.

     Section 6. Secretary. The Secretary shall have the custody of the corporate seal and records of the corporation and be in charge of all the records and accounts of the corporation. He shall act as Secretary at meetings of the shareholders, Directors and Executive Committee and enter the minutes of such meetings in a book provided for that purpose and shall attend to publishing, giving and serving all official notices of the corporation. He shall perform such other duties as may be assigned to him.

     Section 7. Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries shall act with all the powers of the Secretary. They shall perform such other duties as may be assigned to them.

     Section 8. Treasurer. The Treasurer shall have the custody of all negotiable instruments and securities of the corporation and be in charge of collection of amounts due the corporation. He shall disburse the funds of the corporation only by check upon properly authorized vouchers and shall keep a record of all receipts and disbursements by him. He shall have authority to give receipts for moneys paid to the corporation and to endorse checks, drafts and other instruments for the payment of money for deposit or collection where necessary or proper and to deposit the same to the credit of the corporation in such bank or banks or depositary as the Board of Directors or the Executive Committee may designate and he may endorse all commercial documents requiring endorsements for or on behalf of the corporation. He shall perform such other duties as may be assigned to him.

     Section 9. Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurers shall act with all the powers of the Treasurer. They shall perform such other duties as may be assigned to them.





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     Section 10.  Controller.  The Controller shall have general  supervision of the accounting of the corporation including the preparation of all pertinent accounting reports. He shall perform such other duties as may be assigned to him. In the event that a Controller has not been elected by the Board of Directors, the powers and duties of the Controller shall be assigned to the Treasurer.

     Section 11. Assistant Controllers. In the absence or disability of the Controller, the Assistant Controllers shall act with all the powers of the Controller. They shall perform such other duties as may be assigned to them.


                                   ARTICLE XI

                                     STOCK

     Section 1. Stock Certificates. Each shareholder shall be entitled to a certificate signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the corporation and sealed with the corporate seal of the corporation, certifying to the number of shares owned by him in the corporation. If such certificate is countersigned by the written signature of a transfer agent other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. If such certificate is counter-signed by the written signature of a registrar other than the corporation or its employee, the signatures of the transfer agent and the officers of the corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

     Section 2. Transfer of Shares. Stock shall be transferable on the stock transfer books of the corporation in person or by attorney duly authorized and upon surrender and cancellation of the old certificates therefor.

     The Board of Directors of the corporation may close its stock transfer books for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders or the date for the payment of any dividend. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date not more than fifty (50) days prior to the date of any meeting of shareholders or the date for the payment of any dividend or the date of any other corporate action or event as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of such dividend or entitled to be considered shareholders with respect to any such other corporate action or event; and such shareholders, and only such shareholders, as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or be entitled to receive payment of such dividend or be entitled to be considered shareholders in respect of such other action or event, as the case may be, notwithstanding the transfer of any stock on the books of the corporation after such record date fixed as aforesaid. If the stock transfer books are not closed and no record date is fixed by the Board of Directors, no shares shall be voted at any meeting which shall have been transferred on the books of the corporation within ten (10) days next preceding the date of such meeting.

     Section 3. Replacing Certificates. In case of the loss or destruction of any certificate of stock and the submission of proper proof thereof by the owner, a new certificate may be issued in lieu thereof under such regulations and restrictions as the Board of Directors may prescribe.


                                  ARTICLE XII

                             AUTHORIZED SIGNATURES

     All checks, drafts and other negotiable instruments issued by the corporation shall be made in the name of the corporation and shall be signed by such one (1) of the officers of the corporation and countersigned by such other officer of the corporation or by such other person as the Board of Directors from time to time direct; provided, however, that the same person shall not both sign and countersign the same instrument; provided further, that dividend checks, payroll checks, customer deposit refund checks and cashier's checks drawn upon special accounts with designated depositaries need not be countersigned.


                                  ARTICLE XIII

                                 FIDELITY BONDS

     The officers and employees of the corporation shall, in the discretion of the Board of Directors, Executive Committee or Chief Executive Officer, give bonds for the faithful discharge of their respective duties in such form and for such amounts as they or any of them may direct.





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                                  ARTICLE XIV

                                INDEMNIFICATION

     Section 1. Every person (and the heirs, executors and administrators of such person) who is or was a director or officer of this corporation or of any subsidiary of this corporation or who, at the request of this corporation, served in any position or capacity or on any committee for this corporation or for or in any other corporation, partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity, shall be indemnified by the corporation against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit or proceeding in which either (i) such person is wholly successful, thereby entitling such person to Mandatory
Indemnification, or (ii) such person is not wholly successful but it is nevertheless determined, pursuant to the procedures set forth below in Section 2 of this Article IX of these By-Laws, that such person acted in good faith and that such person reasonably believed that (a) in the case of conduct in his official capacity, his conduct was in the corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of such corporation, entity or organization, and, in addition, with respect to any criminal action or proceeding, either had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, thereby entitling such person to Permissive Indemnification. The terms "claim", "action", "suit" or "proceeding" shall mean and include any claim, action, suit or proceeding (whether brought by or in the right of the corporation or any other corporation or otherwise), civil, criminal, administrative or investigative action, or threat thereof, in which a director or officer of the corporation (or his heirs, executors or administrators) may become involved as a party or otherwise:

          (a) by reason of his being or having been a director or officer of the corporation, or of any subsidiary corporation of the corporation, or of any other corporation where he served as such at the request of the corporation, or

          (b) by reason of his acting or having acted in any position or capacity or on any committee for this corporation or any subsidiary corporation of this corporation or in any position or capacity in or for a partnership, association, trust, foundation, not-for-profit corporation, employee benefit plan or other organization or entity where he served as such at the request of the corporation, or

          (c) by reason of any action taken or not taken by him in any such capacity, whether or not he continues in such capacity at the time such liability or expense shall have been incurred.

     The terms "liability" and "expenses" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by or on behalf of, a person, and excise taxes assessed with respect to an employee benefit plan, but shall not on account of profits realized by him in the purchase or sale of securities of the corporation. The term "wholly successful" shall mean termination of any action, suit or proceeding against the person in question without any finding of liability or guilt against him or the expiration of a reasonable period of time after the making of any claim or threat of an action, suit or proceeding without the institution of the same, without any payment or promise made to induce a settlement.

     Section 2. With regard to Permissive Indemnification, the determination that a person acted in good faith and that such person reasonably believed that
(a) in the case of conduct in his official capacity, his conduct was in the corporation's best interests, or (b) in all other cases, his conduct was at least not opposed to the best interests of the corporation, and, in addition, with respect to any criminal action or proceeding, either had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful with regard to a specific claim, action, suit or proceeding in or as to which such person is not wholly successful shall be made by or for the board of directors of the corporation in the manner hereinafter described. Any request for such indemnification must first be proposed to the board of directors of the corporation, and a motion for such indemnification may be made by any director of the corporation, including a director who is seeking such indemnification for himself. If a quorum of directors eligible to decide the matter exists within the limitations and requirements of I.C. 23-1-37-12(b)(1), such directors may either (i) decide the question themselves;
(ii) refer the matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12(b)(3)(A); or (iii) decline to take any action to either decide the question of such indemnification or refer the matter for decision to Special Legal Counsel. If there does not exist a quorum of directors eligible to decide the matter within the limitations and requirements of I.C. 23-1-37-12(b)(1), a majority of the entire board of directors may either (i) refer the matter to a committee of two or more directors who are eligible to vote thereon pursuant to I.C. 23-1-37-12(b)(2) who may either decide the matter themselves or refer the





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



matter to Special Legal Counsel for decision pursuant to I.C. 23-1-37-12(b)(3)(B); or (iii) decline to take any action to refer the matter of such indemnification to a committee or to Special Legal Counsel. Any decision on the question of entitlement to such Permissive Indemnification by a majority of a quorum of the board of directors eligible to vote pursuant to I.C. 23-1-37-12(b)(1); by a special committee of eligible directors pursuant to I.C. 23-1-27-12(b)(2); or by Special Legal Counsel duly appointed pursuant to the provisions of I.C. 23-1-37-12(b)(3), shall be in the sole and absolute discretion of such person or persons who are to make such determination. If it is determined and decided that such Permissive Indemnification should be given in a specific situation, the authorization for such indemnification and a determination of the amount thereof shall be made in accordance with the procedures and requirements of I.C. 23-1-37-12(c). For purposes of this Section 2, Permissive Indemnification shall be deemed to have been denied (i) if a majority of any group of persons who are to decide the question do not vote in favor of the proposed indemnification; (ii) if the board of directors or any committee thereof declines to take any permitted action to either decide the question, refer it to a committee, or refer it to Special Legal Counsel; (iii) if no decision is made by the person or persons who were to decide such question within a period of six (6) months after such indemnification was first proposed to the board of directors of the corporation; or (iv) to the extent that the dollar amount of any indemnification to be made by the corporation is less than the total dollar amount of indemnification proposed or requested to be made. If proposed Permissive Indemnification is denied, the question may not be reconsidered at any subsequent time by the corporation.

     Section 3. Expenses incurred with respect to any claim, action, suit or proceeding may be advanced by the corporation (by action of the board of directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless he is entitled to indemnification under this Article of these By-Laws.

     Section 4. The rights of Mandatory and Permissive Indemnification provided in this Article of the By-Laws shall be in addition to any rights to which any such person may otherwise be entitled by contract, as matter of law, or pursuant to I.C. 23-1-37. Any person claiming the right to indemnification pursuant to any provisions of these By-Laws may at any time apply for indemnification to or seek review of any decision denying indemnification or determining the amount thereof by a court pursuant to I.C. 23-1-37-11. Persons who are not directors or officers of the corporation but who are employees or agents of the corporation or any subsidiary or who are directors or officers of any subsidiary may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     Section 5. Irrespective of the provisions of this Article of the By-Laws, the board of directors may, at any time or from time to time, approve indemnification of directors and officers or other persons to the full extent permitted by the provisions of the Indiana Business Corporation Law at the time in effect, whether on account of past or future transactions.

     Section 6. To the extent not inconsistent with Indiana law as in effect from time to time, the board of directors may, at any time or from time to time, approve the purchase and maintenance of insurance on behalf of any such director, officer or other person against any liability asserted against him in his capacity or arising out of his status as a director, officer, employee or agent of the corporation or any corporation, partnership, association, employee benefit plan, trust, foundation, not-for-profit corporation or other organization or entity in which he served as such at the request of the corporation, whether or not the corporation would have the power to indemnify him under the provisions of this Article of the By-Laws. In the event that any expense or liability otherwise subject to indemnification hereunder is covered entirely or in part by any insurance, the indemnification provided for by this Article of these By-Laws shall only be available, if at all, as to any uninsured liability or expense or that portion which is in excess of the amount of all available insurance coverage. Under no circumstances shall any insurer or other person making payment under such an insurance policy or contract be subrogated to the rights of any person entitled to indemnification under this Article of these By-Laws.

     Section 7. Any and all references contained in Article XIV of these By-Laws to any provision, section, subsection or portion of the Indiana Code (I.C.) shall mean the Indiana Code as the same existed on April 1, 1995, and no subsequent amendment, repeal, modification, change, or judicial invalidation of any provision of the Indiana Code subsequent to April 1, 1995, shall alter, modify, or otherwise affect these By-Laws, and these By-Laws shall be construed and interpreted under the statutory law of the State of Indiana as it existed as of the date of adoption of these By-Laws.





                                      -9-
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     Section  8. The  indemnification  herein  required  or  permitted  by these
By-Laws shall be a contractual obligation, undertaking and commitment of the corporation as to any person who either continued to serve or commenced to serve, following the date of the adoption of these indemnification By-Laws, as a director or officer of this corporation or any subsidiary of this corporation, or in any other position or capacity, at the request of this corporation or any subsidiary corporation, on any committee, partnership, association, trust,
foundation,   not-for-profit  corporation,   employee  benefit  plan,  or  other
organization or entity,  and no subsequent  amendment or repeal of these By-Laws
and  no  judicial   decision   invalidating  the  legislation   authorizing  the
indemnification provided for by these By-Laws or invalidating all or any part of these indemnification By-Laws shall in any manner deny, diminish, limit, restrict, or qualify the indemnification herein provided for any such person who so continued to serve or commenced to serve with regard to any claim concerning any matter which occurred, which commenced to occur, or which continued to occur subsequent to the adoption of these indemnification By-Laws and prior to any such amendment, repeal, or judicial invalidation.


                                   ARTICLE XV

                                 MISCELLANEOUS

     Section 1. Depositaries. The funds of the corporation shall be deposited in the name of the corporation with such depositaries as may be designated by the Board of Directors.

     Section 2. Gender. The masculine pronoun wherever used in these By-Laws shall mean or include the feminine pronoun where applicable.


                                  ARTICLE XVI

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed by a majority vote of the whole Board of Directors at any meeting, the notice of which shall include notice of the proposed alteration, amendment or repeal.





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